UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________________________________________________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

September 21, 2009 (September 18, 2009)
Date of Report (Date of earliest event reported)

MidAmerican Energy Holdings Company
(Exact name of registrant as specified in its charter)

Iowa	001-14881	94-2213782
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

666 Grand Avenue, Suite 500 Des Moines, Iowa		50309-2580
(Address of principal executive offices)		(Zip code)

515-242-4300
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

____________________________________________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events

On September 21, 2009, MidAmerican Energy Holdings Company (the “Company”) announced it had extended its offer (the “Exchange Offer”) to exchange up to $250 million in aggregate principal amount of its registered 3.15% Senior Notes due July 15, 2012, for up to $250 million in aggregate principal amount of its currently outstanding unregistered 3.15% Senior Notes due July 15, 2012, (“Original Notes”) to 5:00 p.m., New York City time, on September 23, 2009. The Exchange Offer originally was scheduled to expire at 5:00 p.m., New York City time, on September 18, 2009. Other than the extension described herein, all terms of the Exchange Offer remain unchanged.

The extension of the Exchange Offer has been made to allow holders of outstanding Original Notes who have not yet tendered their Original Notes for exchange to do so. As of the close of business on September 18, 2009, approximately $247.5 million in aggregate principal amount of the Original Notes had been validly tendered for exchange and not withdrawn.

This announcement does not constitute an offer to sell or buy any security or a solicitation of any offer to buy securities. The Exchange Offer is made by means of a prospectus dated August 20, 2009, which has been filed with the U.S. Securities and Exchange Commission.

A copy of the press release issued by the Company regarding the extension of the Exchange Offer is attached as Exhibit 99.1 hereto and is incorporated in this Item 8.01 by reference.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated September 21, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIDAMERICAN ENERGY HOLDINGS COMPANY
(Registrant)
Date: September 21, 2009
/s/ Douglas L. Anderson
Douglas L. Anderson
Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated September 21, 2009.